UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2026

REX AMERICAN RESOURCES

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7720 Paragon Rd.
Dayton, Ohio 45459

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 276-3931

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of REX American Resources Corporation (the “Company”) engaged Pearl Meyer & Partners LLC (“Pearl Meyer”) to assess the compensation payable to the Company’s named executive officers and non-employee directors and make recommendations for market-based adjustments.

Following its review of Pearl Meyer’s recommendations, on May 28, 2026, the Compensation Committee approved and recommended to the Board for approval, and the Board approved, forms of new employment agreements (the “Employment Agreements”) between REX Management, Inc., an Ohio corporation and an indirect wholly-owned subsidiary of the Company (“REX Management”), and Stuart A. Rose, the Company’s Executive Chairman of the Board, Zafar A. Rizvi, the Company’s Chief Executive Officer, and Douglas L. Bruggeman, the Company’s Vice President-Finance, Chief Financial Officer and Treasurer, effective as of February 1, 2026.

The Employment Agreements with Messrs. Rose, Rizvi, and Bruggeman were executed on June 29, 2026, and are briefly described below. The Employment Agreements supersede the prior employment agreements entered into with each of Messrs. Rose, Rizvi, and Bruggeman.

Employment Agreements

Mr. Rose’s Employment Agreement (the “Rose Employment Agreement”) increased the annual maximum bonus from $2,500,000 to $4,000,000 for Mr. Rose (the “Rose Annual Bonus Limitation”). In addition, the Rose Employment Agreement increased the maximum amount of the bonus Mr. Rose will be entitled to receive in the event his employment is terminated by REX Management other than “For Cause” (as defined in the Rose Employment Agreement) or due to death or total disability (which is to be calculated without regard to the Rose Annual Bonus Limitation and paid in cash), from $3,000,000 to $5,000,000. The Rose Employment Agreement also provides for an annual base salary of $225,000 and an annual cash and/or incentive plan bonus computed based upon the earnings of the Company (as further set forth in the Rose Employment Agreement).

Mr. Rizvi’s Employment Agreement (the “Rizvi Employment Agreement”) increased the annual maximum bonus from $5,000,000 to $12,000,000 for Mr. Rizvi (the “Rizvi Annual Bonus Limitation”). In addition, the Rizvi Employment Agreement increased the maximum amount of the bonus Mr. Rizvi will be entitled to receive in the event his employment is terminated by REX Management other than “For Cause” (as defined in the Rizvi Employment Agreement) or due to death or total disability (which is to be calculated without regard to the Rizvi Annual Bonus Limitation and paid in cash), from $6,000,000 to $12,000,000. The Rizvi Employment Agreement also provides for an annual base salary of $275,000 and an annual cash and/or incentive plan bonus computed based upon the earnings of the Company (as further set forth in the Rizvi Employment Agreement).

Mr. Bruggeman’s Employment Agreement (the “Bruggeman Employment Agreement”) increased the annual maximum bonus from $2,500,000 to $4,000,000 for Mr. Bruggeman (the “Bruggeman Annual Bonus Limitation”). In addition, the Bruggeman Employment Agreement increased the maximum amount of the bonus Mr. Bruggeman will be entitled to receive in the event his employment is terminated by REX Management other than “For Cause” (as defined in the Bruggeman Employment Agreement) or due to death or total disability (which is to be calculated without regard to the Bruggeman Annual Bonus Limitation and paid in cash), from $3,000,000 to $5,000,000. The Bruggeman Employment Agreement also provides for an annual base salary of $300,000 and an annual cash and/or incentive plan bonus computed based upon the earnings of the Company (as further set forth in the Bruggeman Employment Agreement).

In addition, each Employment Agreement provides for:

●	In the event of termination by REX Management other than “For Cause” (as defined in the relevant Employment Agreement) or due to death or total disability, the employee is entitled to (i) the balance of the employee’s salary for the remainder of the employment period, (ii) a cash bonus as set forth above, and (iii) the right to exercise any awards held under any specified incentive plan, during such reasonable period of time established by the Compensation Committee, in whole or in part, whether or not such award was otherwise exercisable at that time, and without regard to any vesting or other limitation on exercise imposed pursuant to such plan.

●	In the event of termination by REX Management “For Cause”, the employee is entitled to (i) the employee’s salary computed pro rata to the date of termination, and (ii) bonus payment computed pro rata based on the date of termination.

●	In the event of termination due to death, total disability, or voluntary termination of employment, the employee or the employee’s estate is entitled to (i) the employee’s salary computed pro rata to the date of death, total disability, or termination, (ii) a bonus payment computed pro rata based on the date of death, total disability, or termination, and (iii) the right to exercise any awards held by the employee under any specified incentive plan, during such reasonable period of time established by the Compensation Committee, in whole or in part, whether or not such award was otherwise exercisable at that time, and without regard to any vesting or other limitation on exercise imposed pursuant to such plan and, in the case of voluntary termination, if the employee has obtained 20 years of service and attained age 55.

●	In the event the employee terminates employment for “Good Reason” (as defined in the relevant Employment Agreement), within 12 months following a “Change in Control” (as defined in the relevant Employment Agreement), the employee is entitled to (i) the balance of the employee’s salary for the remainder of the employment period, (ii) a cash bonus payment as calculated as set forth in the relevant Employment Agreement, and (iii) the right to exercise any awards held under any specified incentive plan, during such reasonable period of time established by the Compensation Committee, in whole or in part, whether or not such award was otherwise exercisable at that time, and without regard to any vesting or other limitation on exercise imposed pursuant to such plan.

●	Customary employee benefits, including the right to participate in all employee benefit plans.

●	Restrictions on the use of confidential information, and restrictions on competition for a period of one year following termination of employment.

The foregoing description is only a summary of certain terms of the Employment Agreements and is qualified in its entirety by reference to the Rose Employment Agreement, Rizvi Employment Agreement, and Bruggeman Employment Agreement, which are included as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated as of June 29, 2026 between REX Management, Inc. (an indirect wholly-owned subsidiary of the Company) and Stuart A. Rose.*^

10.2	Employment Agreement dated as of June 29, 2026 between REX Management, Inc. (an indirect wholly-owned subsidiary of the Company) and Zafar A. Rizvi.*^

10.3	Employment Agreement dated as of June 29, 2026 between REX Management, Inc. (an indirect wholly-owned subsidiary of the Company) and Douglas L. Bruggeman.*^

*	Filed herewith.
^	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: July 1, 2026	By:	/s/ DOUGLAS L. BRUGGEMAN
Name: Douglas L. Bruggeman
Title: Vice President-Finance, Chief Financial Officer and Treasurer
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